Exhibit 10.10

ASSIGNMENT OF CONSTRUCTION

AND DEVELOPMENT DOCUMENTS

THIS ASSIGNMENT OF CONSTRUCTION AND DEVELOPMENT DOCUMENTS (“Assignment”) is made and entered into effective as of October 24, 2014, by O.COM LAND, LLC, a Utah limited liability company (“Borrower”), in favor of U.S. BANK NATIONAL ASSOCIATION, as Administrative Bank (“Administrative Bank”) for the Banks under that certain Loan Agreement dated on or about the date hereof (the “Loan Agreement”) by and among Borrower, Overstock.com, Inc., a Delaware corporation, Administrative Agent and the parties thereto as Banks, together with all of their successor and assigns.

R E C I T A L S:

A.            Borrower owns real property located in Salt Lake County, Utah, as described on Exhibit “A” attached to and incorporated by reference in this Assignment (the “Property”).

B.            Borrower have requested from Banks a construction loan (the “Loan”) in the stated principal amount of $45,760,000.00.

C.            Borrower shall use the proceeds of the Loan as construction and development financing for improvements constructed on the Property (the “Improvements”).

D.            Banks have approved the Loan, conditioned, in part, on Borrower’s execution and delivery of this Assignment.

E.            Capitalized terms herein shall have the meaning given in the Loan Agreement unless otherwise defined.

A G R E E M E N T

NOW, THEREFORE, in consideration of Banks making the Loan to Borrower, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower and Administrative Bank agree as follows:

1.             Assignment.  Borrower hereby assigns, transfers, and conveys to Administrative Bank on behalf of the Banks, and grants to Administrative Bank on behalf of the Banks a security interest in, all right, title, interest and estate of Borrower, now owned or hereafter acquired, in and to the following (collectively, the “Assigned Contracts”), to the extent applicable to the Property or the Improvements and to the extent of Borrower’s rights in the same:

(a)   All contracts and agreements relating to the planning, design, engineering, or architecture of the Improvements;

(b)   All drawings, models, plans, specifications, budgets, cost estimates, bid packages, bids, and other related documents relating to the development or construction of the Improvements;

(c)   All contracts and agreements relating to the installation, construction or demolition of any of the Improvements, including all retainages, payment and performance bonds, and performance escrows described in or required by any of the foregoing;

(d)   All contracts, agreements and permits relating to the development of the Property or the Improvements, including all contracts with government authorities granting entitlements or development rights with respect to the Property, appraisals, soils reports, feasibility studies, environmental assessment reports, and engineering, mechanical and wetlands reports;

(e)   All contracts and agreements between Borrower and any utility company, water company or user association, or telecommunications company for the purpose of:   furnishing electricity, natural gas or oil, telephone, sewer, water, cable television, internet or other such services to the Property;  providing hook-ups, connections, lines or other necessary laterals or tie-ins to the Property and the Improvements constructed or to be constructed on the Property, including any “will serve” letters benefiting the Property; or granting any such utility or other company access to the Improvements or to space in or on the Property or the Improvements to provide service to the Property;

(f)    All contracts and leases granted by Borrower, as lessor, to any individual or entity for the use of roof-top space or other areas on the Improvements or the Property for the placement of telecommunications equipment, antennae or transmission devices, or for the placement of billboards, signs or other advertising media;

(g)   All contracts and agreements for marketing, leasing, advertising, use, or sale of the Improvements or any portion of the Improvements;

(h)   All contracts and agreements relating to the management of the Property and the Improvements, or with any franchisor relating to the operation or use of the Improvements;

(i)    All security deposits, connection fees, prepayments, reservation fees and other payments made by Borrower with respect to any of the foregoing;

(j)    All declaration of covenants, conditions and restrictions, and all rights thereunder; and

(k)   All modifications, amendments, substitutions and replacements of any of the foregoing.

2.             Liability of Administrative Bank.  Borrower, by executing this Assignment, acknowledges that Administrative Bank does not assume any of the obligations and duties of Borrower under or with respect to any of the Assigned Contracts unless and until Administrative Bank shall have given to the other party or parties to the applicable Assigned Contract (each, a “Contracting Party”), written notice that Administrative Bank has affirmatively exercised rights under this Assignment upon or after the occurrence and continuance of an Event of Default under the Loan Agreement.

3.             Effect of Assignment.  This Assignment is for security purposes only.  Accordingly, Administrative Bank shall have no right under this Assignment to enforce the provisions of the Assigned Contracts until an Event of Default under the Loan Agreement.  Upon the occurrence of any such Event of Default, Administrative Bank may, without affecting any of Administrative Bank’s rights or remedies against Borrower under any other Loan Document, exercise rights under this Assignment as

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Borrower’s attorney-in-fact in any manner permitted by law.  In addition, Administrative Bank shall have and possess, without limitation, any and all rights and remedies of a secured party under the Uniform Commercial Code or as otherwise provided by law.

4.             Consents to Assignment.  If requested by Administrative Bank, Borrower shall obtain and provide to Administrative Bank written consents to this Assignment from each Contracting Party.  Such consents shall be in form and content reasonably satisfactory to Administrative Bank, and for the avoidance of doubt in the case of the general contractor and the architect, shall be in form and substance substantially similar to Attachment I and Attachment II, as applicable, hereto (or as otherwise acceptable to the Administrative Bank in its sole discretion).  Without limiting the foregoing, such consents may include, among other things, acknowledgments and agreements that: Administrative Bank may assume Borrower’s rights, duties, and obligations under the Assigned Contracts;  no Assigned Contract may be amended or modified without Administrative Bank’s prior written consent;  no Assigned Contract may be terminated for any reason unless the party desiring to terminate gives Administrative Bank prior written notice of such intent and a reasonable opportunity to cure or prevent such termination; and  the disbursement terms and conditions contained in the Loan Agreement shall take precedence over any payment provisions in any of the Assigned Contracts.

5.             Representations and Warranties of Borrower.  Borrower represents and warrants to Administrative Bank as follows:

(a)   Each of the Assigned Contracts constitutes a valid transaction, negotiated in good faith and at arms-length.

(b)   Each of the Assigned Contracts has been duly executed and entered into by the parties thereto and is legally enforceable against them in accordance with the terms thereof (except as may be limited by bankruptcy law and creditor’s rights, generally).

(c)   None of the Assigned Contracts has been amended, modified or terminated in any manner and each is in full force and effect.

(d)   None of the Assigned Contracts has been assigned, pledged, transferred or conveyed, other than the assignment made herein and in the Loan Documents.

(e)   To Borrower’s knowledge, no default or event of default has occurred with respect to any of the Assigned Contracts, and no condition exists or event has occurred which, with the giving of notice or the lapse of time or both, would constitute an event of default thereunder.

(f)    To Borrower’s knowledge, each party to the Assigned Contracts has fully and timely performed all covenants, conditions, and agreements as required therein (except those not due to be performed until after the date hereof).

6.             Covenants of Borrower.  Borrower covenants and agrees with Administrative Bank as follows:

(a)   Borrower shall not materially modify, alter, amend, or enter into any change orders with respect to any of the Assigned Contracts without Administrative Bank’s prior written consent or as permitted by the Loan Agreement.

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(b)   Borrower shall not assign, sell, pledge, mortgage, or otherwise transfer or encumber its interest in any of the Assigned Contracts so long as this Assignment is in effect to any third party.

(c)   Borrower shall not take any action, consent or acquiesce to any action, or refrain from taking any commercially reasonable action, without Administrative Bank’s prior consent, which would result in the termination of any of the Assigned Contracts.

(d)   Borrower shall provide Administrative Bank copies (or if requested by Administrative Bank, the originals) of the Assigned Contracts and such information as Administrative Bank may reasonably request concerning the status of the Assigned Contracts.  Borrower shall promptly notify Administrative Bank of any default under any of the Assigned Contracts, and shall promptly provide Administrative Bank with copies of any notices of default, correspondence alleging any default, and all communications respecting any default or alleged default.

(e)   Borrower shall not intentionally waive, release, or discharge any Contracting Party from any material covenants, conditions, obligations, or agreements under an Assigned Contract to be performed or observed by such Contracting Party without Administrative Bank’s prior consent.  Borrower shall, at its sole cost and expense, enforce and secure the performance of all such covenants, conditions, obligations, and agreements to be performed by any Contracting Party to the Assigned Contracts.

7.             Right to Cure.  In the event that Borrower shall fail to perform any covenant or condition contained in any Assigned Contract, Administrative Bank, at Administrative Bank’s option, may take such action as deemed necessary by Administrative Bank to cure such default.  All costs, fees and expenses, including reasonable attorney fees and costs, incurred by Administrative Bank in curing such default shall be paid by Borrower in accordance with the Loan Documents.

8.             Attorney-in-Fact.  Borrower hereby irrevocably constitutes and appoints Administrative Bank as Borrower’s true and lawful attorney-in-fact, coupled with an interest, to demand, receive and enforce all of Borrower’s rights with respect to the Assigned Contracts, to make payments under the Assigned Contracts and to give appropriate receipts, releases and satisfactions for and in behalf of and in Borrower’s name or, at the option of Administrative Bank, in the name of Administrative Bank, all with the same force and effect as Borrower could do if this Assignment had not been made.

9.             Rights Upon Default.  Upon the occurrence and continuance of an Event of Default (as defined in the Loan Agreement), Administrative Bank, in addition to such other remedies that Administrative Bank may have under any Loan Document, or as a secured party under the Uniform Commercial Code, shall become immediately entitled, but shall not be obligated, to exercise all the rights of Borrower under the Assigned Contracts in Administrative Bank’s own name, in the name of Borrower as Borrower’s attorney-in-fact, or in any other manner permitted by law.  Without limiting the foregoing, Administrative Bank may, in Administrative Bank’s sole discretion, take over and complete the construction of any Improvements in accordance with the rights to do so under the Loan Documents, use any plans and specifications, enforce Borrower’s rights under the Assigned Contracts, and receive performance by any Contracting Party.  Borrower hereby authorizes any Contracting Party to accept the assignment made herein and authorizes and directs each such Contracting Party, upon a default by Borrower and upon election by Administrative Bank, in Administrative Bank’s sole discretion, to make and render all acts and performances required by such Contracting Party under the terms and conditions of any Assigned Contract directly to Administrative Bank or Administrative Bank’s nominee, as Administrative Bank may direct, and Borrower hereby releases any such Contracting Party from any

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liability or claim by reason of such Contracting Party making or rendering performance under any Assigned Contract to Administrative Bank.  Administrative Bank may amend, modify, extend, release, discharge, settle, compromise, and otherwise deal with the Assigned Contracts and all Contracting Parties and any rights and claims under the Assigned Contracts in such manner as Administrative Bank deems necessary or prudent.  Administrative Bank shall have no liability to Borrower for any action taken by Administrative Bank to enforce any of the Assigned Contracts or to assert the rights of Borrower thereunder, or for delaying or failing to do any of the foregoing or pursing any right or remedy available to Administrative Bank.  No failure or delay on the part of Administrative Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.  The rights, powers, and remedies of Administrative Bank under this Assignment are cumulative and may be exercised by Administrative Bank either independently of, or concurrently with, any other right, power, or remedy contained herein, in any of the Loan Documents, at law, or in equity.

10.          Indemnification.  Borrower shall indemnify and hold Administrate Bank and Banks harmless from and against any and all claims, demands, liabilities, losses, lawsuits, judgments and costs and expenses in accordance with Section 9.2 of the Loan Agreement.

11.          Successors and Assigns.  Subject to the aforesaid limitation on further assignment by Borrower, this Assignment shall be binding upon and inure to the benefit of the respective assigns and successors in interest of Borrower and Administrative Bank.

12.          Governing Law.  This Assignment shall be construed in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws.

13.          Counterparts.  This Assignment may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

14.          Recitals.  All of the definitions and terms contained in the recitals stated above in this Assignment are incorporated into the body of this Assignment by reference.

15.          Termination.  This Assignment shall be effective and shall continue in force so long as any obligation of Borrower to Banks, directly or indirectly related to or arising out of the Loan, remains unsatisfied.

**SIGNATURE ON NEXT PAGE**

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[Signature Page for Assignment of Construction and Development Documents]

DATED effective as of the date first above written.

BORROWER:

O.COM LAND, LLC, a Utah limited liability company

By:	/s/ Carter Lee
Name:	Carter Lee
Title:	Manager

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EXHIBIT “A”

PROPERTY DESCRIPTION

The following described real property is located in Salt Lake County, Utah:

Attachment I

CONTRACTOR’S CERTIFICATE

The undersigned (the “Contractor”) hereby consents to the assignment by O.com Land, LLC, a Utah limited liability company (“Borrower”), to U.S. Bank National Association, as Administrative Bank for the Banks (“Administrative Bank”) of the construction contract dated October 13, 2014 (together with all amendments and supplements thereto, the “Construction Contract”) for the construction of improvements on the Property described in the Assignment of Contracts, Plans and Specifications set forth above (the “Assignment”), and in consideration of the Banks’ making the Loan to Borrower, Contractor hereby covenants and agrees with Borrower and Administrative Bank as follows.  Capitalized terms not otherwise defined shall have the meaning given in the Assignment:

1.             To the extent that Contractor has been paid for the same, all of the subcontractors and materialmen’s undisputed costs and expenses for the construction of the Improvements shall be paid for by Contractor when the same become due and payable, and upon the request of Borrower, Contractor will furnish to Borrower satisfactory evidence to verify such payments.

2.             Contractor recognizes that Banks may be prevented from disbursing funds under the Loan Agreement in due course if Contractor claims a default under the Construction Contract.  Accordingly, Contractor covenants and agrees that it will not claim any default under the Construction Contract without prior written notice to Administrative Bank and without giving Administrative Bank a reasonable opportunity to remedy the default.

3.             Since Contractor also recognizes that it is essential to Administrative Bank’s rights under the Loan Agreement that the construction of the Improvements specified by the Construction Contract be completed as expeditiously as possible, Contractor agrees to cooperate fully with Borrower, all in accordance with the terms of the Construction Contract, so as to permit Borrower to comply promptly with its obligations under the Loan Agreement.

4.             Contractor will not permit the performance of any work pursuant to any change order which will result in an increase of the contract price for the construction of the Improvements in excess of $750,000 nor pursuant to any change order which, together with the aggregate of change orders theretofore executed by Borrower, will result in an increase or decrease in such prices in excess of an aggregate amount of $1,500,000 (computed prior to giving effect to such change order) unless, in either case, it shall have received the written approval of Administrative Bank to such change order.  All such computations shall be made without giving effect to any cost savings.

5.             Upon the occurrence of an Event of Default under the Loan Agreement or under any document provided for therein or contemplated thereby, Contractor will, at Administrative Bank’s request (which request shall not be unreasonably delayed), continue performance on behalf of Administrative Bank under the Construction Contract in accordance with the provisions thereof, provided that Contractor shall be reimbursed and compensated in accordance with the Construction Contract.

6.             Contractor hereby consents to the assignment of the Construction Contract by Borrower to Administrative Bank as security for the above-referenced construction loan as more particularly set forth above in the Assignment, on the condition that Administrative Bank shall exercise the rights of Borrower thereunder subject to Contractor’s right to be paid the contract price for any work performed.  Contractor represents to Administrative Bank that as of the date hereof, the Construction Contract is in full force and effect and that no event has occurred which itself constitutes, or with the lapse of time would constitute, a default under the Construction Contract.

7.             Contractor hereby acknowledges that notwithstanding anything to the contrary in the Construction Contract, the Loan proceeds shall be disbursed in accordance with the terms and conditions of the Loan Agreement.

8.             Contractor hereby represents and warrants to Administrative Bank that it is duly licensed to conduct business in the jurisdiction where such construction work is to be performed.

**Signature on following page**

This Contractor’s Certificate is effective from and after October 24, 2014.

CONTRACTOR

OKLAND CONSTRUCTION COMPANY., INC., a Utah corporation

By:	/s/ John McEntire
Name:	John McEntire
Title:	Secretary/Treasurer

Attachment II

ARCHITECT’S CERTIFICATE

The undersigned (the “Architect”) hereby consents to the assignment by O.com Land, LLC, a Utah limited liability company (“Borrower”), to U.S. Bank National Association, as Administrative Bank for the Banks (“Administrative Bank”) of the architect contract dated May 7, 2014 (together with all amendments and supplements thereto, the “Architect Contract”) for the construction of improvements on the Property described in the Assignment of Contracts, Plans and Specifications set forth above (the “Assignment”), and in consideration of the Banks’ making the Loan to Borrower, Contractor hereby covenants and agrees with Borrower and Administrative Bank as follows.  Capitalized terms not otherwise defined shall have the meaning given in the Assignment:

1.             Upon the occurrence of (i) any default under the Loan Agreement, (ii) delivery by Administrative Bank to Architect of a written notice stating that Administrative Bank has elected to replace Borrower as the owner or similar party under the Architect Contract, and (iii) payment to Architect by Administrative Bank and/or Borrower of all sums due and owing to Architect by Borrower pursuant to the terms of the Architect Contract, then Architect shall, at Administrative Bank’s request, continue performance on Administrative Bank’s behalf under the Architect Contract in accordance with its terms.  Administrative Bank will thereupon have all rights and interests of the owner or similar party under the Architect Contract in the use of the plans and specifications, including all architectural working drawings, for the construction of the Improvements (the “Plans”) prepared by Architect.

2.             Architect, as an expression of professional opinion based upon Architect’s best knowledge, information and belief, but without guarantee or warranty, expressed or implied, states to Administrative Bank as follows:

a.             The Plans are in substantial conformance with building codes, applicable as of the date of the issuance of the building permits with respect thereto, as such building codes have been interpreted during the “plan check” process;

b.             The Plans are consistent with the selected geotechnical design options and the recommendations with respect thereto set forth in the written report prepared by the soils engineer relative to the Property and delivered to Architect; and

c.             The Plans are sufficiently complete to allow construction of the Improvements when considered in conjunction with the shop drawings and other submittals required by, and the requests for information, interpretations, change orders and construction change directives contemplated in, the contract documents between Borrower and any contractor, subcontractor or supplier with whom Borrower has entered into or shall hereafter enter into any contracts relating to the construction of the Improvements.

3.             Architect agrees to certify to Administrative Bank from time to time during the construction of the Improvements concerning the status of the construction of the Improvements and other matters requested by Administrative Bank.

4.             Architect represents and warrants that it has been retained by Borrower and has agreed to act as the independent architect to inspect and perform construction administration during the construction of the Improvements in accordance with the Architect Contract.  In order to induce Administrative Bank to make the Loan and to rely upon such inspection and construction administration to be performed by Architect, Architect agrees that it will act to protect the interest of Administrative

Bank in making such inspections and certifications required to be delivered to Administrative Bank in connection with Borrower’s requests for advances under the Loan Agreement and will continue to act as the architect performing inspection and construction administration notwithstanding any default by Borrower in payment of any fees due Architect; provided that it will be paid and will receive such other performance that Architect may be entitled to in accordance with the Architect Contract.  Architect agrees that its certifications will reflect that it has made such on-site inspections and other review of the construction and the contracts for such construction, the records of Borrower and/or the contractors, and such other matters as it deems necessary in order to make an independent certification as to all the matters which the Loan Agreement requires as a condition of advances on the Loan provided for therein.

5.             Nothing contained herein shall be deemed to constitute Architect as the agent of Administrative Bank and no relationship of principal and agent or employment between Architect and Administrative Bank is intended, it being expressly understood that Architect is acting as an independent contractor to inspect and perform construction administration during the progress of the construction but without any power or authority to approve any change in the Plans or to authorize any deviation therefrom during the course of the construction which would change the costs of construction of the Improvements by more than $750,000 for any single item or $1,500,000 in the aggregate for all items, unless such change or deviation has been approved in writing by Administrative Bank.

6.             Recognizing that the Americans With Disabilities Act (the “ADA”) is federal civil rights legislation and that the requirements of the ADA will be subject to various and possibly contradictory interpretations by courts and governmental authorities, Architect cannot and does not warrant or guaranty that the Plans will comply with interpretations of the ADA requirements.  Architect states to Administrative Bank only that in preparing the Plans, the Architect has exercised the professional care, skill and judgment ordinarily exercised by licensed architects under like circumstances to interpret and comply with the accessibility requirements of the ADA, and relevant regulations promulgated thereunder by the U.S. Architectural and Transportation Barriers Compliance Board and the U.S. Department of Justice, applicable to the construction of new structures as of the date of issuance of the building permit for such improvements.

7.             All capitalized terms not specifically defined in this Architect’s Certificate shall have the meanings given them in the Loan Agreement.

**Signature on following page**

This Architect’s Certificate is effective from and after October 24, 2014.

ARCHITECT

EDA Architects, Inc.

By:	/s/ Peter du P. Emerson
Name:	Peter du P. Emerson
Title:	Exec Off Ops